UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) October 26, 2018
AXALTA COATING SYSTEMS LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-36733	98-1073028
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Commerce Square, 2001 Market Street, Suite 3600, Philadelphia, Pennsylvania 19103
(Address of principal executive offices)    (Zip Code)
(855) 547-1461
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Definitive Agreement.
On October 26, 2018, Axalta Coating Systems, LLC (the “2024 Notes Issuer”), the new guarantors party thereto and Wilmington Trust, National Association, as trustee (the “Trustee”), entered into a seventh supplemental indenture (the “2024 Seventh Supplemental Indenture”) to the 2024 Notes Issuer’s indenture dated as of August 16, 2016 (as heretofore amended or supplemented, the “2024 Indenture”), by and among the 2024 Notes Issuer, the guarantors party thereto, the Trustee, Citigroup Global Markets Deutschland AG, as registrar (the “Registrar”), and Citibank N.A., London Branch, as paying agent and authenticating agent (the “Paying Agent and Authenticating Agent”), pursuant to which the 2024 Notes Issuer’s 4.250% Senior Notes due 2024 and 4.875% Senior Notes due 2024 (collectively, the “2024 Notes”) were issued.
In addition, on October 26, 2018, Axalta Coating Systems Dutch Holding B B.V. (the “2025 Notes Issuer”), the new guarantors party thereto and the Trustee entered into a seventh supplemental indenture (the “2025 Seventh Supplemental Indenture” and, together with the 2024 Seventh Supplemental Indenture, the “Supplemental Indentures”) to the 2025 Notes Issuer’s indenture dated as of September 27, 2016 (as heretofore amended or supplemented, the “2025 Indenture” and, together with the 2024 Indenture, the “Indentures”), by and among the 2025 Notes Issuer, the guarantors party thereto, the Trustee, the Registrar and the Paying Agent and Authenticating Agent, pursuant to which the 2025 Notes Issuer’s 3.75% Senior Notes due 2025 (the “2025 Notes” and, together with the 2024 Notes, the “Notes”) were issued.
Each of the Supplemental Indentures amended the applicable Indenture in order to, among other things, (i) add Axalta Coating Systems Ltd. (the “Company”) and certain wholly owned subsidiaries of the Company as guarantors of the applicable Notes, (ii) provide that (A) the covenants of the applicable Indenture generally apply to the Company and its restricted subsidiaries and (B) upon an election by the relevant Issuer at any time thereafter, a successor parent guarantor may be designated and, upon the effectiveness of the guarantee of such successor parent guarantor, the covenants of the applicable Indenture will generally apply to such successor parent guarantor and its restricted subsidiaries, (iii) otherwise amend the applicable Indenture in order to effect the Proposed Restructuring (as defined below) and (iv) update guarantee limitations for certain of the guarantors.
The amendments permit the Company and its subsidiaries to effect certain corporate transactions as part of a potential internal reorganization of certain of the Company’s subsidiaries (the “Proposed Restructuring”) and certain potential future reorganizations involving the Company.
The Company informed the Trustee, on October 26, 2018, that the requisite consents with respect to each of the previously announced consent solicitations had been delivered and not revoked, and the Supplemental Indentures were entered into thereafter. The Supplemental Indentures were effective upon execution and became operative on October 31, 2018 upon satisfaction of the other conditions described in the applicable consent solicitation statement and payment of the consent fees with respect to Notes for which consents to the amendments were validly delivered and not revoked prior to the expiration of the applicable consent solicitation.
A copy of the 2024 Seventh Supplemental Indenture is attached hereto as Exhibit 4.1 and a copy of the 2025 Seventh Supplemental Indenture is attached hereto as Exhibit 4.2, and each is incorporated by reference herein. The foregoing description of the Supplemental Indentures does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Supplemental Indentures.
In addition, on October 31, 2018, the 2025 Notes Issuer and Axalta Coating Systems U.S. Holdings, Inc. (together, the “Borrowers”), wholly owned subsidiaries of the Company, the Company, certain other subsidiaries of the Company as guarantors, certain lenders party thereto and Barclays Bank PLC, as administrative agent and collateral agent, entered into Amendment No. 7 (“Amendment No. 7”) to the Credit Agreement, dated as of February 1, 2013, among the Borrowers, the guarantors party thereto, the lenders from time to time party thereto and Barclays Bank PLC, as administrative agent and collateral agent (as amended, the “Credit Agreement”). Amendment No. 7 amended the Credit Agreement to, among other things, (i) allow for the Company and certain wholly owned subsidiaries of the Company to be added as guarantors under the Credit Agreement, (ii) provide that (A) the covenants in the Credit Agreement generally apply to the Company and its restricted subsidiaries and (B) upon election at any time thereafter, a successor holdings guarantor may be designated and, upon the effectiveness of the guarantee of such successor parent guarantor, the covenants in the Credit Agreement will generally apply to such successor holdings guarantor and its restricted subsidiaries, (iii) otherwise amend the Credit Agreement in order to effect the Proposed Restructuring and (iv) update guarantee limitations for certain of the guarantors.
A copy of Amendment No. 7 is attached hereto as Exhibit 10.1 and is incorporated by reference herein. The foregoing description of Amendment No. 7 does not purport to be complete and is subject to, and qualified in its entirety by, the full text of Amendment No. 7.

Item 7.01. Regulation FD Disclosure.
On October 29, 2018, the Company issued a press release announcing the receipt of the requisite consents with respect to each of the previously announced consent solicitations and the entry into the Supplemental Indentures. In addition, the press release announced the consent solicitations had expired at 5:00 p.m. New York City time on October 29, 2018.
A copy of the press release is furnished as Exhibit 99.1 and is incorporated herein by reference. The information contained in this Item 7.01 and in Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.
This current report is for information purposes only and is neither an offer to sell nor a solicitation of an offer to buy any security. This current report is also not a solicitation of consents with respect to the proposed amendments or any securities. The consent solicitations were not made in any jurisdiction in which, or to or from any person to or from whom, it is unlawful to make such solicitation under applicable state or foreign securities or “blue sky” laws
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

4.1
Seventh Supplemental Indenture, dated as of October 26, 2018, by and among Axalta Coating Systems, LLC, as issuer, the new guarantors party thereto and Wilmington Trust, National Association, as trustee, to the Indenture, dated as of August 16, 2016, by and among the Axalta Coating Systems, LLC, as issuer, the guarantors party thereto, Wilmington Trust National Association, as trustee, Citigroup Global Markets Deutschland AG, as registrar, and Citibank N.A., London Branch, as paying agent and authenticating agent.

4.2
Seventh Supplemental Indenture, dated as of October 26, 2018, by and among Axalta Coating Systems Dutch Holding B B.V., as issuer, the new guarantors party thereto and Wilmington Trust, National Association, as trustee, to the Indenture, dated as of September 27, 2016, by and among the Axalta Coating Systems Dutch Holding B B.V., as issuer, the guarantors party thereto, Wilmington Trust National Association, as trustee, Citigroup Global Markets Deutschland AG, as registrar, and Citibank N.A., London Branch, as paying agent and authenticating agent.

10.1
Amendment No. 7 to the Credit Agreement, dated as of October 31, 2018 among Axalta Coating Systems Dutch Holding B B.V. and Axalta Coating Systems U.S. Holdings, Inc., as Borrowers, Axalta Coating Systems U.S., Inc., Axalta Coating Systems Dutch Holding A B.V., Axalta Coating Systems Ltd., each subsidiary guarantor party thereto, the several banks and other financial institutions or entities from time to time parties thereto as Lenders, Barclays Bank PLC, as Administrative Agent and Collateral Agent, and the other agents and arrangers party thereto.

99.1	Press Release dated October 29, 2018

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXALTA COATING SYSTEMS LTD.

Date:	November 1, 2018	By:	/s/ Sean M. Lannon
Sean M. Lannon
Vice President and Interim Chief Financial Officer